Exhibit 23.3

TO: ALLB RI€iHT LAW OFFICES 9/11/1 2F, Shanghai Tower, No 50.1, Yinclieng Midd ie Rd. Pudong New A rca, Shanghai (200120) P. R. China Tcl: *d6 - 21 - 2051 - 1000 Fax: *86 - 21 - 205 I - 1999 www.a1lbright1aiv.com Date 30 April 2026 Wetour Robotics Limited (the “Company” ) 3. 300 N lntei”statC 35 Ste 700 We are lawyers licensed and qualified to practice law in the People ’ s Republic of China (the “ PLC ” ) and have acted as special PRC counsel of the Company . We hereby consent to the use of the fi Iing hereof as an exhibit to the Registration Statement on Y C ItW F - 3 ti led herewith and to the reference to our name in such RegiStration Statement .. to the extent tha t tlae 5 describ e or sinn marize matters of PRC Laws or clocuments, aprcciaients or proceedings governed by the PRC Laws . In giving such consent, we do not thereby adna it that we com e within the category of the person whose consent is i equired under Section 7 ot the U . S . Secui ities Act Of 1933 , as amended, or the regulations promiilgatecl thereunder .

A Lt.BR IG HT LAW OF FIRES Your f u Ily, All Bi ight Law ces (Date:MM/DD/YY) [The following contains no text] SHEN Lu, Esq.